Exhibit 99.1

Occam Networks Announces Second-Quarter 2008 Results

Strengthens Market Position Through GPON Trials, Customer Growth and Initial Sales to FairPoint New England

SANTA BARBARA, Calif.--(BUSINESS WIRE)--Occam Networks®, Inc. (Nasdaq:OCNW), a leading broadband access supplier offering multi-service access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the second quarter of 2008 ended June 30, 2008.

Revenue for the second quarter was $22.8 million, up 19 percent from the same quarter a year ago and up 16 percent compared with the prior quarter. The sequential increase in revenue was primarily due to higher sales to new customers.

Gross margin improved to $10.1 million, or 44% of revenue, compared with $8.4 million, or 43% of revenue, for the prior quarter and with $7.1 million, or 37% of revenue, for the second quarter of 2007. The sequential and year-over-year improvements in gross margin dollars were primarily driven by incremental revenue, lower product costs and a one-time reduction in a warranty provision.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the second quarter of 2008 was $2.7 million, or a loss of $0.13 per basic share, compared with a net loss of $4.5 million, or a loss of $0.23 per basic share, for the first quarter of 2008 and with a net loss of $946,000, or $0.05 per basic share, for the second quarter of 2007.

Non-GAAP net loss attributable to common stockholders for the second quarter of 2008, which excludes stock-based compensation expense of $898,000 and a Terawave-related divestiture charge of $37,000, was $1.7 million, or a loss of $0.09 per basic share. This compared with a net loss of $3.1 million, or a loss of $0.15 per basic share, for the first quarter of 2008 and with a net loss of $583,000, or a loss of $0.03 per basic share, for the second quarter of 2007. A reconciliation of Occam’s non-GAAP net loss to its GAAP net loss is provided in the financial statements portion of this news release.

“The second quarter marked solid progress toward our goal of returning to profitability,” said Bob Howard-Anderson, president and CEO of Occam Networks. “As planned, we executed on trials for our new GPON products and have received positive customer feedback. In addition, we recorded initial sales to our recent Northern New England FairPoint win. We believe that new customers and innovative products -- such as GPON -- bolster Occam’s market position and will continue to foster our growth.”

Highlights for the second quarter of 2008 included:

  Customer base surpassing more than 300 telecommunications service providers, extending the company’s string to 15 consecutive quarters with 10 or more new customer wins
  Shipment of Occam’s two-millionth BLC 6000 subscriber port, 900th 10G aggregation system and 50,000th GigE FTTP port, reflecting the accelerated deployment of high-speed broadband in the U.S. and the need by customers to respond to increasing requirements for new service offerings
  Customer wins for Occam’s new GPON products with Sogetel and Marquette-Adams Telephone Cooperative. Occam’s GPON solutions -- enabling expansion of subscriber services -- offer ease of deployment, rapid turn up and an innovative suite of features.
  Initial sales to FairPoint Communications for its major broadband initiative in Northern New England.

Business Outlook

Occam currently expects annual revenue for fiscal 2008 in the range of $90 million to $95 million and full-year gross margin percentage between 40% and 42%.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its second-quarter results at 5:00 p.m. EDT (2:00 p.m. PDT) today. The call can be accessed by dialing (719) 325-4757 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com, select “Earnings Calls” at the bottom of the page and click on the “Q2 Earnings Call” link. In addition to the webcast, a phone replay will be available for one week after the live call at (719) 457-0820, code number 4730623.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and company prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is included below.

Cautionary Note Concerning Forward Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s expectations relating to fiscal 2008 revenues and gross margin percentage, the company’s efforts to return to profitability and improve operating performance, and the status of the relationship with FairPoint. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) the company’s expectations concerning gross margin percentage rely on assumptions concerning revenues and costs, particularly manufacturing costs, that are subject to substantial uncertainty; (iii) the company cannot predict the amount or timing of orders from FairPoint or the timing of its ability to recognize resulting revenue; (iv) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (v) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (vi) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Annual Report on Form 10-K filed on March 11, 2008 and Quarterly Reports on Form 10-Q filed on May 12, 2008, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data, and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 2 million BLC 6000 ports are currently deployed at over 300 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2008	2007
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$20,440	$37,637
Restricted cash	20,976	13,103
Accounts receivable, net	21,095	14,819
Inventories	16,505	13,371
Prepaid and other current assets	2,193	2,108
Total current assets	81,209	81,038

Property and equipment, net	11,360	8,874
Intangibles, net	160	890
Other assets	101	83
Total assets	$92,830	$90,885

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,891	$10,135
Accrued expenses	7,367	6,464
Deferred revenue	19,218	12,420
Deferred rent	319	237
Capital lease obligations	17	17
Total current liabilities	36,812	29,273

Deferred rent, net of current portion	1,196	1,299
Capital lease obligation, net of current portion	38	47
Total liabilities	38,046	30,619

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 19,817,463 and 19,773,730 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	289	289
Additional paid-in capital	181,172	179,455
Warrants	331	331
Accumulated deficit	(127,008)	(119,809)
Total stockholders’ equity	54,784	60,266
Total liabilities and stockholders’ equity	$92,830	$90,885

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Revenue	$22,826	$19,653	$19,237	$42,479	$38,224
Cost of revenue (1)	12,731	11,220	12,125	23,951	24,095

Gross margin	10,095	8,433	7,112	18,528	14,129

Operating expenses (1):
Research and development	4,774	4,559	3,040	9,333	5,740
Sales and marketing	5,105	4,978	3,591	10,083	7,051
General and administrative	3,080	3,123	2,211	6,203	3,812
Total operating expenses	12,959	12,660	8,842	25,619	16,603

Loss from operations	(2,864)	(4,227)	(1,730)	(7,091)	(2,474)
Other income (expense), net	(48)	(654)	-	(702)	-
Interest income (expense), net	275	360	784	635	1,557
Loss before provision for income taxes	(2,637)	(4,521)	(946)	(7,158)	(917)
Provision for income taxes	22	19	-	41	-
Net Loss	$(2,659)	$(4,540)	$(946)	$(7,199)	$(917)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.23)	$(0.05)	$(0.36)	$(0.05)

Weighted average shares attributable to common stockholders:
Basic and diluted	19,801	19,779	19,765	19,791	17,952

(1) Total stock-based compensation included in:

Cost of sales	$111	$107	$21	$218	$123
Research and development	329	296	142	625	378
Sales and marketing	221	187	73	408	278
General and administrative	237	232	127	469	297

Total stock-based compensation	$898	$822	$363	$1,720	$1,076

OCCAM NETWORKS, INC. AND SUBSIDIARY
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Revenue	$22,826	$19,653	$19,237	$42,479	$38,224
Cost of revenue	12,620	11,113	12,104	23,733	23,972
Gross margin	10,206	8,540	7,133	18,746	14,252

Operating expenses:
Research and development	4,445	4,263	2,898	8,708	5,362
Sales and marketing	4,884	4,791	3,518	9,675	6,773
General and administrative	2,843	2,891	2,084	5,734	3,515
Total operating expenses	12,172	11,945	8,500	24,117	15,650

Loss from operations	(1,966)	(3,405)	(1,367)	(5,371)	(1,398)
Other income (expense), net	(11)	-	-	(11)	-
Interest income (expense), net	275	360	784	635	1,557

Non-GAAP income (loss)	(1,702)	(3,045)	(583)	(4,747)	159
Provision for income taxes	22	19	-	41	-
Non-GAAP net income (loss)	$(1,724)	$(3,064)	$(583)	$(4,788)	$159

Non-GAAP net income available (loss) per share:
Basic	$(0.09)	$(0.15)	$(0.03)	$(0.24)	$0.01
Diluted	$(0.09)	$(0.15)	$(0.03)	$(0.24)	$0.01

Weighted average shares attributable to common stockholders:
Basic	19,801	19,779	19,765	19,791	17,952
Diluted	19,801	19,779	19,765	19,791	20,448

Reconciliation of non-GAAP net income (loss) to GAAP net loss:
Non-GAAP net income (loss)	$(1,724)	$(3,064)	$(583)	$(4,788)	$159
Stock-based compensation	898	822	363	1,720	1,076
Terawave-related divestiture charge	37	654	-	691	-
Net loss	$(2,659)	$(4,540)	$(946)	$(7,199)	$(917)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com